UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 18, 2011 (October 13, 2011)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously announced, on June 29, 2011, SM Energy Company (the “Company”) entered into an Acquisition and Development Agreement (the “Agreement”) by and between the Company and Mitsui E&P Texas LP (“Mitsui”), an indirect subsidiary of Mitsui & Co., Ltd. Pursuant to the Agreement, the Company agreed to transfer to Mitsui a 12.5% working interest in certain oil and gas assets (representing approximately 39,000 net acres), which are located in Dimmit, LaSalle, Maverick and Webb Counties, Texas, and which are currently operated by Anadarko E&P Company LP, as well as half of the Company's ownership in certain midstream gathering assets related to the Oil and Gas Assets, and various other related interests, rights, contracts, records, fixtures, equipment, and other assets.

On October 13, 2011, the Company and Mitsui entered into the First Amendment to the Acquisition and Development Agreement (the “Amendment”). The Amendment extended the Outside Termination Date (as defined in the Agreement) to December 23, 2011. Prior to the Amendment, the Outside Termination Date was October 17, 2011.

Item 7.01    Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibits 99.1, 99.2, and 99.3, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On October 13, 2011, the Company issued a joint press release with Mitsui announcing that the Company and Mitsui had entered into the Amendment and thereby extended the Outside Termination Date. A copy of the press release is furnished as Exhibit 99.1 to this report.

On October 17, 2011, the Company issued two press releases. The first press release announced that the Company's Board of Directors approved a semi-annual cash dividend of $0.05 per share of common stock outstanding. The dividend will be paid on November 7, 2011, to stockholders of record as of the close of business on October 28, 2011. The second press release announced that a teleconference call to discuss the third quarter of 2011 earnings results is scheduled for November 1, 2011, at 8:00 a.m. Mountain time. The teleconference call is publicly accessible, and the press release includes instructions as to when and how to access the teleconference. Copies of the press releases are furnished as Exhibits 99.2 and 99.3 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are furnished as part of this report:
	Exhibit 99.1	Press release of the Company dated October 13, 2011, entitled SM Energy and Mitsui Announce Eagle Ford Transaction Closing Status
	Exhibit 99.2	Press release of the Company dated October 17, 2011, entitled SM Energy Declares Semi-Annual Cash Dividend
	Exhibit 99.3	Press release of the Company dated October 17, 2011, entitled SM Energy Schedules Third Quarter 2011 Earnings Conference Call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: October 18, 2011	By: /s/ David W. Copeland
David W. Copeland
Senior Vice President, General Counsel and
Corporate Secretary